UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 28, 2019

KAR Auction Services, Inc.
(Exact name of Registrant as specified in its charter)

Delaware	001-34568	20-8744739
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

13085 Hamilton Crossing Boulevard Carmel, Indiana		46032
(Address of principal executive offices)		(Zip Code)

(800) 923-3725
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	KAR	New York Stock Exchange

Item 1.01 Entry into a Material Definitive Agreement.

Separation-Related Agreements

On June 27, 2019, KAR Auction Services, Inc. (“KAR”) entered into a Separation and Distribution Agreement (the “Separation and Distribution Agreement”) with IAA, Inc. (f/k/a IAA Spinco Inc.), a wholly owned subsidiary of KAR at that time (“IAA”), that sets forth, among other things, certain agreements between KAR and IAA regarding the principal transactions necessary to effect the separation of IAA from KAR and the distribution (as described below). On June 27, 2019, in connection with the completion of the separation and distribution, KAR entered into certain other agreements with IAA as contemplated by the Separation and Distribution Agreement that provide for the separation and allocation between KAR and IAA of the assets, employees, liabilities and obligations of KAR and its subsidiaries attributable to periods prior to, at and after IAA’s separation from KAR and govern the relationship between KAR and IAA subsequent to the completion of the separation and distribution. These agreements include:

●	a Transition Services Agreement;

●	a Tax Matters Agreement; and

●	an Employee Matters Agreement.

The description of the agreements set forth under this Item 1.01 does not purport to be complete and is qualified in its entirety by reference to the complete terms and conditions of those agreements, which are attached hereto as Exhibits 2.1, 10.1, 10.2 and 10.3.

Item 2.01 Completion of Acquisition or Disposition of Assets.

Effective as of 12:01 a.m., Eastern Daylight Time (“EDT”), on June 28, 2019, the distribution date, KAR distributed all of the issued and outstanding shares of IAA common stock to KAR’s common stockholders of record as of 5:00 pm EDT on June 18, 2019, the record date for the distribution, on a pro rata basis. On the distribution date, each KAR common stockholder of record received one share of IAA common stock for every one share of KAR common stock held by such stockholder as of the record date. No fractional shares of IAA’s common stock were distributed. Fractional shares of IAA’s common stock were aggregated and sold in the public market, and the aggregate net cash proceeds of these sales were distributed pro rata to KAR common stockholders who would otherwise have been entitled to receive fractional shares of IAA’s common stock. As a result of the distribution, KAR does not beneficially own any shares of IAA common stock. The separation and distribution resulted in IAA becoming an independent, publicly traded company, trading on the New York Stock Exchange under the symbol “IAA.”

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective as of 11:59 p.m., EDT, on June 27, 2019, the time of the separation, Lynn Jolliffe and John P. Larson each resigned as a director of KAR. Ms. Jolliffe and Mr. Larson are now directors of IAA. KAR intends to fill the vacancies created by the resignations at the next meeting of its board of directors in July 2019.

Item 8.01 Other Events.

On June 28, 2019, KAR issued a press release announcing the completion of the separation and distribution. A copy of the press release is attached hereto as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits.

Exhibit No.	Description

2.1	Separation and Distribution Agreement, dated as of June 27, 2019, by and between KAR Auction Services, Inc. and IAA, Inc.†

10.1	Transition Services Agreement, dated as of June 27, 2019, by and between KAR Auction Services, Inc. and IAA, Inc.

10.2	Tax Matters Agreement, dated as of June 27, 2019, by and between KAR Auction Services, Inc. and IAA, Inc.

10.3	Employee Matters Agreement, dated as of June 27, 2019, by and between KAR Auction Services, Inc. and IAA, Inc.

99.1	Press Release of KAR Auction Services, Inc., dated as of June 28, 2019.

† Certain information has been excluded from this exhibit because it is not material and would likely cause competitive harm to the registrant if publicly disclosed.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KAR Auction Services, Inc.

By:	/s/ Eric M. Loughmiller
Name:	Eric M. Loughmiller
Title:	Executive Vice President and Chief Financial Officer

Dated: June 28, 2019